UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
reported: September 11, 2012

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware 1-2691 13-1502798 _
(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas 76155
(Address of principal executive offices) (Zip Code)

(817) 963-1234 _
                 (Registrant's telephone number)

        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

AMR Corporation, the parent company of American Airlines, Inc., issued a press release on September 11, 2012 reporting August revenue and traffic results.  The press release is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: September 11, 2012

EXHIBIT INDEX

Exhibit 99.1	Description Press Release

CONTACT:    Sean Collins
Media Relations
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE: Tuesday, Sept. 11, 2012

AMR CORPORATION REPORTS AUGUST 2012 REVENUE AND TRAFFIC RESULTS

Consolidated Passenger Unit Revenue (PRASM) Increased 4.1 Percent

FORT WORTH, Texas - AMR Corporation today reported August 2012 consolidated revenue and traffic results for its principal subsidiary, American Airlines, Inc., and its wholly owned subsidiary, AMR Eagle Holding Corporation.
August's consolidated passenger revenue per available seat mile (PRASM) increased an estimated 4.1 percent versus the same period last year, continuing the positive trend seen in prior months. Excluding the unique impact on AMR's Miami hub operation due to Hurricane Isaac in August 2012, and the effect of the 2011 FAA excise tax suspension, unit revenue improvement in August 2012 would have been approximately 1.8 points higher.
Consolidated traffic increased 0.1 percent year-over-year, on 1.5 percent lower capacity, resulting in a consolidated load factor of 85.8 percent, an increase of 1.4 points versus the same period last year.
Domestic load factor increased 1.1 points to 87.2 percent, as capacity and traffic were 2.0 and 0.7 percent lower year-over-year, respectively.
International traffic increased 0.6 percent on 1.4 percent less capacity, resulting in an international load factor of 85.8 percent, an increase of 1.7 points compared to the same period last year. The Pacific entity recorded a load factor of 86.1 percent and led the international entities with a 3.5 point load factor increase.
On a consolidated basis, the company boarded 9.6 million passengers in August.

The Company's Results Are Detailed Below:
AMR PRELIMINARY RESULTS SUMMARY
August 2012 consolidated year-over-year PRASM change    4.1%
August 2011 consolidated PRASM (cents/ASM)    12.84
August 2012 consolidated fuel price including effective hedges & taxes (dollars/gallon)    $3.08

AMR TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES

	AUGUST				Year-To-Date
	2012	2011	Change		2012	2011	Change
REVENUE PASSENGER MILES (000)
Domestic	6,739,154	6,789,629	(0.7)%		51,293,034	51,609,864	(0.6)%
International	4,701,965	4,672,715	0.6		34,570,973	33,962,408	1.8
Atlantic	1,931,352	1,943,445	(0.6)		12,499,990	12,774,393	(2.1)
Latin America	2,097,988	2,029,594	3.4		16,991,311	16,516,358	2.9
Pacific	672,625	699,676	(3.9)		5,079,672	4,671,657	8.7

Mainline	11,441,119	11,462,345	(0.2)		85,864,006	85,572,272	0.3
Regional	912,637	880,834	3.6		6,889,099	6,528,603	5.5
Consolidated	12,353,756	12,343,179	0.1		92,753,105	92,100,875	0.7

AVAILABLE SEAT MILES (000)
Domestic	7,726,674	7,882,509	(2.0)%		60,764,775	61,916,793	(1.9)%
International	5,482,302	5,560,840	(1.4)		42,181,561	42,459,975	(0.7)
Atlantic	2,207,567	2,233,201	(1.1)		15,145,608	16,085,111	(5.8)
Latin America	2,493,498	2,480,663	0.5		20,920,506	20,377,147	2.7
Pacific	781,237	846,976	(7.8)		6,115,448	5,997,717	2.0

Mainline	13,208,977	13,443,349	(1.7)		102,946,336	104,376,768	(1.4)
Regional	1,189,595	1,174,602	1.3		9,137,989	8,925,184	2.4
Consolidated	14,398,572	14,617,951	(1.5)		112,084,326	113,301,952	(1.1)

LOAD FACTOR
Domestic	87.2	86.1	1.1	Pts	84.4	83.4	1.1	Pts
International	85.8	84.0	1.7		82.0	80.0	2.0
Atlantic	87.5	87.0	0.5		82.5	79.4	3.1
Latin America	84.1	81.8	2.3		81.2	81.1	0.2
Pacific	86.1	82.6	3.5		83.1	77.9	5.2

Mainline	86.6	85.3	1.4		83.4	82.0	1.4
Regional	76.7	75.0	1.7		75.4	73.1	2.2
Consolidated	85.8	84.4	1.4		82.8	81.3	1.5

PASSENGERS BOARDED
Mainline	7,633,657	7,646,325	(0.2)%		58,740,487	58,138,440	1.0%
Regional	1,925,556	1,869,375	3.0		14,459,859	14,048,231	2.9
Consolidated	9,559,213	9,515,700	0.5		73,200,346	72,186,671	1.4

SYSTEM CARGO TON MILES (000)
Total	142,458	141,985	0.3%		1,188,902	1,193,254	(0.4)%
Note: Regional data is inclusive of American Eagle®, Executive Airlines®, and AmericanConnection®.

Cautionary Statement Regarding Forward-Looking Statements and Information
This news release could be viewed as containing forward-looking statements or information. Actual results may differ materially from the results suggested by the statements and information contained herein for a number of reasons, including, but not limited to, the impact of the bankruptcy filings of the Company and certain of its U.S. subsidiaries, the Company's ability to refinance, extend or repay its near and intermediate term debt, the Company's substantial level of indebtedness and related interest rates, the potential impact of volatile and rising fuel prices, impairments and restructuring charges. The Company cannot predict what the ultimate value of any of its securities may be or whether holders of any such securities will receive any distribution in the Company's reorganization. However, it is likely that the Company's common stock will have little or no value at the time of the Company's emergence from bankruptcy, and the common stock could be canceled entirely upon the approval of the Bankruptcy Court. In the event of such cancellation, amounts invested in the Company's common stock will not be recoverable. Accordingly, the Company urges that caution be exercised with respect to existing and future investments in any of these securities (including the Company's common stock) or other Company claims. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, including the Company's Form 10-K for the period ended December 31, 2011, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this news release. The Company disclaims any obligation to update any forward-looking statement or information.

About American Airlines
American Airlines, American Eagle® and the AmericanConnection® carrier serve 260 airports in more than 50 countries and territories with, on average, more than 3,500 daily flights. The combined network fleet numbers more than 900 aircraft. American's award-winning website, AA.com®, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members and members-elect serve more than 900 destinations with more than 9,000 daily flights to 150 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, AmericanConnection, AA.com, and AAdvantage are trademarks of American Airlines, Inc. AMR Corporation common stock trades under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group.
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Current AMR Corp. news releases can be accessed at http://www.aa.com